SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
UBS AG

(Exact Name of Registrant as Specified in Its Charter)

Switzerland	90-0186363

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

Bahnhofstrasse 45, CH-8098 — Zurich, Switzerland Aeschenvorstadt 1, CH-4051 — Basel, Switzerland	N/A

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:☑

Securities Act registration statement file number to which this form relates:	333-150143

(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:
None

(Title of Class)
Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

UBS AG Tradable Entitlements	New York Stock Exchange, Inc.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
     The Registrant filed with the Securities and Exchange Commission (the “Commission”) on April 8, 2008 a Registration Statement on Form F-3ASR (Registration Statement No. 333-150143) (the “Registration Statement”) containing a prospectus, dated April 8, 2006, relating to the Registrant’s Ordinary Shares, Tradable Entitlements and Tradable Rights (the “Prospectus”). The Registration Statement was automatically effective upon filing with the Commission. On the date hereof, the Registrant intends to file with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 a final prospectus supplement, dated April 25, 2008, to the Prospectus (the “Prospectus Supplement”). The Prospectus Supplement and the Prospectus are incorporated by reference to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered
     Reference is made to the information set forth under the headings “Description of the Entitlements” on pages S-17 to S-19 and “Tax Considerations” on pages S-42 to S-47 in the Prospectus Supplement.

Item 2.	Exhibits.
     Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement on Form 8-A:
1.	Registration Statement on Form F-3ASR (Registration Statement No. 333-150143), including the Prospectus (incorporated herein by reference to the Registrant’s Registration Statement on Form F-3ASR).
2.	Prospectus Supplement (incorporated herein by reference to the Registrant’s filing pursuant to Rule 424(b)).
3.	Excerpt of Board Minutes and the English Translation of Circular Resolution evidencing the tradable entitlements (incorporated herein by reference to the Registrant’s Report on Form 6-K, filed on April 25, 2008).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UBS AG (Registrant)
Date: April 25, 2008	By:	/s/ Louis Eber
		Name:	Louis Eber
		Title:	Managing Director

	By:	/s/ Niall O’Toole
		Name:	Niall O’Toole
		Title:	Executive Director

Exhibit No.	Description of Exhibit	Page No.
1	Registration Statement on Form F-3ASR (Registration Statement No. 333-150143), including the Prospectus (incorporated herein by reference to the Registrant’s Registration Statement on Form F-3ASR).

2	Prospectus Supplement (incorporated herein by reference to the Registrant’s filing pursuant to Rule 424(b)).

3	Excerpt of Board Minutes and the English Translation of Circular Resolution evidencing the tradable entitlements (incorporated herein by reference to the Registrant’s Report on Form 6-K, filed on April 25, 2008).